INTERNATIONAL ASSETS REPORTS THIRD QUARTER RESULTS

New York - August 14, 2007 - International Assets Holding Corporation (the "Company"; NASDAQ: IAAC) today announced a net loss of $3,742,000 for the quarter ended June 30, 2007 ("Q3 2007"), compared to net income of $3,286,000 for the quarter ended June 30, 2006 ("Q3 2006"). The loss per share for Q3 2007 was $0.46 ($0.46 diluted), compared with earnings per share for Q3 2006 of $0.43 per share ($0.39 diluted). Adjusted EBITDA increased 60% from $4,669,000 in Q3 2006 to $7,455,000 in Q3 2007.

Operating revenues were $9,488,000 for Q3 2007, 33% lower than the operating revenues of $14,111,000 for Q3 2006. A sharp increase in the price of lead during the three months ended June 30, 2007 had a significant impact on the Company's earnings as reported under generally accepted accounting principles in the US ('GAAP'). The Company's operating revenues and earnings in Q3 2007 did not reflect a $10.7 million net increase in the unrealized gain in physical commodities inventory over the quarter because this gain is not included in the calculation of earnings under GAAP.

Total non-interest expenses increased by 54% to $12,719,000 for Q3 2007 from $8,248,000 for Q3 2006. The increase was attributable to increased variable compensation, the addition of new offices and the inclusion of INTL Consilium's expenses following consolidation of its accounts with effect from August 1, 2006. Interest expense increased from $621,000 for Q3 2006 to $2,459,000 for Q3 2007, reflecting higher borrowings as well as the interest related to the subordinated convertible notes issued in September 2006.

The weighted average number of shares outstanding increased from 7,710,000 for Q3 2006 to 8,197,000 for Q3 2007. On a diluted basis, the average number of shares decreased from 8,398,000 for Q3 2006 to 8,197,000 for Q3 2007.

In comparison with the quarter ended March 31, 2007 ("Q2 2007"), operating revenues of $9,488,000 for Q3 2007 were 36% lower than operating revenues for Q2 2007 of $14,783,000. Adjusted EBITDA increased 59% from $4,698,000 in Q2 2007 to $7,455,000 in Q3 2007. Non-interest expenses increased 8% from $11,752,000 for Q2 2007 to $12,719,000 for Q3 2007. The Company recorded a net loss of $3,742,000 for Q3 2007, compared with net income of $681,000 for Q2 2007. The basic and diluted loss per share for Q3 2007 was $0.46 and the basic and diluted earnings per share for Q2 2007 was $0.08.

For the nine months ended June 30, 2007 ("YTD 2007") the Company reported a net loss of $4,558,000 compared to net income of $5,422,000 for the nine months ended June 30, 2006 ("YTD 2006"). The loss per share for YTD 2007 was $0.57 per share ($0.57 diluted), compared with $0.72 earnings per share ($0.66 diluted) for YTD 2006. Operating revenues for YTD 2007 increased by 6% to $33,450,000 from $31,463,000 for YTD 2006. Adjusted EBITDA increased 58% from $10,324,000 in YTD 2006 to $16,335,000 in YTD 2007. Total non-interest expense for YTD 2007 increased by 61% to $34,217,000 from $21,226,000 for YTD 2006. Interest expense for YTD 2007 increased to $5,700,000 from $1,627,000 in YTD 2006.

Sean O'Connor, CEO, stated, "With adjusted EBITDA exceeding expectations, we are pleased with the Company's performance during the quarter. There is a better spread of revenues across our businesses, reflecting increasingly good performances by the asset management and debt capital markets businesses, while the international equities, foreign exchange and commodities businesses continue to perform well. We believe that investors should evaluate the Company's performance in the light of the unrealized gains in commodities inventory, which have increased by $10.7 million during the quarter and now amount to $23 million in aggregate, as stated before any tax effect."

Scott Branch, President, stated, "The improved performance and growth of our existing businesses continue to allow us to absorb significant expansion costs in Dubai, Hong Kong and Singapore. The newly-established businesses in Dubai are approaching break-even and we are pleased with the development and integration of the Gainvest companies acquired during May. The $140 million syndicated loan facility announced by the Company in early May has boosted the Company's ability to finance some of our future growth. We believe that the significant diversification and expansion undertaken over the past year, with some benefits already evident in our numbers, will further strengthen the Company."

Fiscal 2007: Third Quarter Results - Unaudited (*):
(In thousands, except earnings per share)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change Three Months	Nine Months Ended June 30, 2007	Nine Months Ended June 30, 2006	% Change Nine Months
(in $'000)	("Q3 2007")	("Q3 2006")		("YTD 2007")	("YTD 2006")

Operating revenues	$9,488	$14,111	(33%)	$33,450	$31,463	6%
Interest expense	2,459	621	296%	5,700	1,627	250%
Net revenues	7,029	13,490	(48%)	27,750	29,836	(7%)
Non-interest expenses	12,719	8,248	54%	34,217	21,226	61%
Income/(loss) before income tax and minority interest	(5,690)	5,242	**	(6,467)	8,610	(175%)
Income tax expense/(benefit)	(2,043)	1,956	**	(2,326)	3,188	**
Minority interest	95	-	**	417	-	**
Net income/(loss)	(3,742)	3,286	**	(4,558)	5,422	**

Earnings per share (in $):
Basic	(0.46)	0.43	**	(0.57)	0.72	**
Diluted	(0.46)	0.39	**	(0.57)	0.66	**
Weighted average number of common shares outstanding (in '000):
Basic	8,197	7,710	6%	8,033	7,570	6%
Diluted	8,197	8,398	(2%)	8,033	8,263	(3%)

(*) Condensed consolidated financial statements will be included in the Company's Form 10-Q to be filed today with the SEC. The Form 10-Q will also be made available on the Company's web site at www.intlassets.com.

(**) Comparison not meaningful.

The following table shows the Company's Adjusted EBITDA, together with a reconciliation to net income (loss). Adjusted EBITDA rather than EBITDA is a non-GAAP measure that is defined in certain of the Company's loan covenants and is EBITDA adjusted for the change over the period in the unrealized fair market gain in commodities inventory. Adjusted EBITDA in Q3 2007 was 60% higher than in Q3 2006, and 58% higher in YTD 2007 than in YTD 2006.
	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Nine Months Ended June 30, 2007	Nine Months Ended June 30, 2006
(In thousands)
Adjusted EBITDA	$7,455	$4,669	$16,335	$10,324
Change in unrealized fair market gain in physical commodities inventory	(10,682)	1,283	(17,205)	-
Interest income	198	20	545	218
Interest expense	(2,459)	(621)	(5,700)	(1,627)
Depreciation and amortization	(202)	(109)	(442)	(305)
Income tax	2,043	(1,956)	2,326	(3,188)
Minority shareholders	(95)	-	(417)	-
Net income (loss)	($3,742)	$3,286	($4,558)	$5,422

The table below shows the segmental operating revenues for Q3 2007 and Q3 2006, their proportion of total operating revenues and the percentage change over the period:
(Dollar amounts in thousands)	Operating Revenues	Percentage of Total Operating Revenues	Operating Revenues	Percentage of Total Operating Revenues	Percentage Change in Operating Revenues
	Q3 2007	Q3 2007	Q3 2006	Q3 2006	2006-2007
International equities market-making	$7,020	74%	$4,878	35%	44%
International debt capital markets	1,859	20%	572	4%	225%
Foreign exchange	3,520	37%	4,730	33%	(26%)
Commodities	(6,837)	(72%)	3,768	27%	(281%)
Asset management	3,733	39%	125	1%	Not meaningful
Other	193	2%	38	0%	Not meaningful
Total Operating Revenues	$9,488	100%	$14,111	100%	(33%)

The table below shows the segmental operating revenues for YTD 2007 and YTD 2006, their proportion of total operating revenues and the percentage change over the period:
(Dollar amounts in thousands)	Operating Revenues	Percentage of Total Operating Revenues	Operating Revenues	Percentage of Total Operating Revenues	Percentage Change in Operating Revenues
	YTD 2007	YTD 2007	YTD 2006	YTD 2006	2006-2007
International equities market-making	$20,181	60%	$13,230	42%	53%
International debt capital markets	4,005	12%	1,890	6%	112%
Foreign exchange	9,002	27%	10,243	33%	(12%)
Commodities	(9,247)	(28%)	5,411	17%	(271%)
Asset management	8,958	27%	444	1%	Not meaningful
Other	551	2%	245	1%	125%
Total Operating Revenues	$33,450	100%	$31,463	100%	6%

About International Assets Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on international securities, foreign exchange and commodities markets, and on asset management. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas - international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company's web site at www.intlassets.com.

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President
International Assets Holding Corporation
New York, NY 10017
Scott Branch, Phone (888) 345-4685 x 335